EXHIBIT 23.1

VITALE, CATURANO & COMPANY, LTD.

Consent Of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 9, 2006 relating to the financial statements of ZIOPHARM Oncology, Inc. for the year ended December 31, 2005 (which contained an explanatory fourth paragraph regarding a going concern), and to all references to our firm, included in or made part of this registration statement on Form S-8.

/s/ Vitale Caturano & Company, Ltd.

Boston, Massachusetts
May 18, 2006